Marvin Kirschenbaum

Certified Public Accountant
332 Meehan Avenue - Reads Landing
West Lawrence, New York 11691-5431
(516) 239-3704

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration Statement of Relocate411.com, Inc. of our report for the years ended November 30, 2002 dated February 12, 2002 relating to the financial statements of Relocate411.com, Inc. which appear in such Form SB-2 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/   Marvin Kirschenbaum

February 25, 2003